Exhibit 10.1

consent

This CONSENT (this “Consent”) is made and entered into as of January 18, 2016, by and among WASTE CONNECTIONS, INC., a Delaware corporation (the “Parent”), on behalf of itself and each of its Subsidiaries listed on Schedule 1 to the Credit Agreement referred to below (the Parent and such Subsidiaries herein collectively referred to as the “Borrowers”), BANK OF AMERICA, N.A. and the other financial institutions party to the Credit Agreement executing this Consent, and Bank of America, N.A. as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

WHEREAS, the Borrowers, the Administrative Agent, and the financial institutions referred to therein as Lenders (the “Lenders”) are parties to that certain Revolving Credit and Term Loan Agreement, dated as of January 26, 2015 (as otherwise amended and/or restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms set forth therein;

WHEREAS, the Parent has advised the Administrative Agent and the Lenders that it wishes to enter into a merger transaction pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), in which a newly-formed wholly-owned subsidiary of PROGRESSIVE WASTE SOLUTIONS LTD. (“Platinum Corp.”) will be merged with and into the Parent, with the Parent surviving the merger, as a result of which the Parent will become a wholly-owned subsidiary of Platinum Corp. (the “Merger”; and the date upon which the Merger is consummated, the “Merger Effective Date”);

WHEREAS, immediately following consummation of the Merger, the stockholders of the Parent at the time of the consummation of the Merger would own approximately 70% of the equity interests of Platinum Corp.;

WHEREAS, the consummation of the Merger would result in a change of control of the Parent, which, absent consent of the Required Lenders, would cause a default under Sections 8.01(l)(ii) and 8.01(m) of the Credit Agreement;

WHEREAS, upon the consummation of the Merger, the Parent and Platinum Corp. intend that Platinum Corp. shall become a borrower under the Credit Agreement on a joint and several basis with the Parent and the other Borrowers;

WHEREAS, the Parent has requested that the Lenders constituting Required Lenders consent to (i) the Merger and to the change of control of the Parent resulting from the consummation of the Merger (the “Change of Control”) and (ii) the joinder, upon the consummation of the Merger, of Platinum Corp. and certain of its Subsidiaries, as listed on Exhibit A hereto (collectively, the “Joinder Subsidiaries” and together with Platinum Corp., the “New Joinder Parties”), as “Borrowers” under the Credit Agreement, with Platinum Corp. becoming the “Parent” borrower thereunder (the “New Parent Joinder”); and

WHEREAS, the Required Lenders have agreed to grant such consents upon the terms and subject to the satisfaction of the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Consent. The Required Lenders hereby consent to (a) the Merger and the Change of Control and (b) the New Parent Joinder, in each case subject to the following:

(a)           Immediately upon and in connection with the Merger, Platinum Corp. and the Joinder Subsidiaries shall have entered into a joinder agreement consistent with previous joinder agreements under the Credit Agreement pursuant to which they each become a “Borrower” under the Credit Agreement and, at least 2 Business Days prior to the Merger Effective Date (to the extent requested 5 Business Days prior to the Merger Effective Date), shall have delivered to the Administrative Agent customary “know-your-customer” information required by the Administrative Agent with respect to each New Joinder Party. Within thirty (30) days after the consummation of the Merger, the Parent and the Joinder Subsidiaries shall have delivered such other joinder documentation as the Administrative Agent shall reasonably request, in each case consistent with previous joinder documentation, including, without limitation, (i) applicable documentation for each New Joinder Party with respect to the conditions specified in Section 4.01(a), clauses (i) through (iv) of the Credit Agreement, (ii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect with respect to each New Joinder Party, together with insurance binders or other satisfactory certificates of insurance, (iii) to the extent required by the Administrative Agent, the results of UCC searches with respect to such New Joinder Party indicating no Liens other than Permitted Liens, and (iv) to the extent required by the Administrative Agent, an opinion of third party legal counsel (including local counsel) to the Parent and the Joinder Subsidiaries with respect to (x) each such New Joinder Party, and (y) each joinder agreement and related documentation (collectively, the “New Joinder Documentation”). Notwithstanding any provisions of the Credit Agreement to the contrary, (i) with respect to any direct or indirect Domestic Subsidiary or Foreign Subsidiary of Platinum Corp. that is not a Joinder Subsidiary, unless such Subsidiary is designated as an Excluded Subsidiary in accordance with Section 6.19 of the Credit Agreement, within thirty (30) days after the consummation of the Merger, each such Subsidiary shall become a Borrower under the Credit Agreement pursuant to joinder documentation substantially the same as the New Joinder Documentation (provided that the requirement for opinions of third party legal counsel may be waived by the Administrative Agent) and (ii) from and after the Merger Effective Date, Foreign Subsidiaries shall only be considered Excluded Subsidiaries under the Credit Agreement to the extent designated as an Excluded Subsidiary by the Borrowers in accordance with Section 6.19 of the Credit Agreement (and subject to Section 7.15).

(b)           Receipt by the Administrative Agent of a Compliance Certificate demonstrating compliance with the financial covenants contained in Section 7.14 of the Credit Agreement on a pro forma historical combined basis as if the Merger occurred on the first day of the period of measurement (it being understood, for the avoidance of doubt, that the financials delivered with such Compliance Certificate shall be the financials delivered with the most recent Compliance Certificate delivered pursuant to Section 6.04(c) of the Credit Agreement with pro forma adjustments for the Merger) and with Indebtedness being measured as of the Merger Effective Date, giving effect to the incurrence and/or repayment of all Indebtedness incurred or repaid in connection with the Merger.

(c)           Receipt by the Administrative Agent of customary payoff and release letters reasonably satisfactory to the Administrative Agent with respect to the payment in full of all Indebtedness for borrowed money and other Indebtedness of Platinum Corp. and its Subsidiaries that would not be permitted by Section 7.01 of the Credit Agreement, including, in any event, the Indebtedness described on Exhibit B hereto, and evidencing that all liens securing such Indebtedness have been released, or will, upon the consummation of the Merger, be automatically released (and, to the extent required by the Administrative Agent, copies of such Lien releases shall have been delivered to the Administrative Agent), and for the avoidance of doubt, all Obligations under (and as defined in) the Credit Agreement described on Exhibit B shall have been paid in full, other than any Obligations that expressly survive termination of such Credit Agreement pursuant to the terms thereof, and all commitments to extend credit thereunder shall have been terminated and the lenders thereunder shall have no further obligation to make loans or other extensions of credit thereunder.

(d)           Receipt by the Administrative Agent of copies of all notices, certificates, consents and other documents delivered or received, if any, under any other Indebtedness for borrowed money, in connection with the Merger or any of the transactions related thereto or hereto.

(e)           Receipt by the Administrative Agent of one or more certificates executed by a Responsible Officer of each of the Parent and Platinum Corp.: (i) except as previously furnished in connection with this Consent, attaching complete and accurate copies of all material documentation executed or delivered in connection with, and giving effect to, the Merger as is reasonably requested by the Administrative Agent, (ii) certifying that (w) the Merger, as consummated, is consistent with the transactions described in the Merger Agreement, (x) the Merger will be consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals, (y) the final terms and conditions of the Merger are, to the extent not governed by the Merger Agreement, consistent in all material respects with the Merger Agreement and (z) the Merger Agreement has not been altered, amended or otherwise changed or supplemented or any condition therein waived or consent thereunder given except, in each case of clauses (w) through (z) above, to the extent the same would not be materially adverse to the Lenders or is otherwise consented to in writing by the Administrative Agent, and in addition, in the case of clause (z) above, to the extent the same would not reasonably be expected to result in a Material Adverse Effect, (iii) certifying that, both before and after giving effect to the Merger and the New Joinder Documentation, the Borrowers (including the New Joinder Parties) are in compliance with the provisions of the Credit Agreement and no Default or Event of Default exists thereunder and (iv) certifying that each of the representations and warranties set forth in this Consent and in the Credit Agreement are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects) as of the date of the Merger (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in such respects as of such earlier date), after giving effect thereto and that no Material Adverse Effect has occurred or would result from the consummation of the Merger and the joinder of the New Joinder Parties.

(f)           Receipt by the Administrative Agent of a conforming amendment to the Credit Agreement, duly executed and delivered by the Borrowers, to the extent required by the Administrative Agent in order to facilitate the joinder of the New Joinder Parties to the Credit Agreement and to appropriately reflect the Merger and related transactions in the Credit Agreement, it being agreed that any such conforming amendment shall be permitted to be entered into by the Administrative Agent and the Borrowers, without any further consent of the Lenders.

(g)           Within 30 days after the consummation of the Merger, receipt by the Administrative Agent of updated disclosure schedules to the Credit Agreement after giving effect to the Merger and the joinder of the New Joinder Subsidiaries as Borrowers thereunder.

2.           Conditions to Effectiveness. This Consent shall become effective as to each of the items consented to above (subject to the satisfaction of the conditions set forth in Paragraph 1), when (a) the Administrative Agent shall have received a counterpart signature page to this Consent duly executed and delivered by the Parent (on behalf of itself and the other Borrowers) and the Required Lenders, (b) the Administrative Agent and the Lenders shall have received a true, correct and complete copy of the Merger Agreement, which Merger Agreement shall be satisfactory to the Administrative Agent and the Required Lenders, and (c) the Administrative Agent and the Lenders shall have received satisfactory pro forma consolidated financial statements as to the Borrowers and the New Joinder Parties and their respective subsidiaries giving effect to all elements of the Merger, and forecasts prepared by management of the Borrowers of balance sheets, income statements and cash flow statements for the first year following the Merger Effective Date. The execution and delivery of this Consent by the Administrative Agent and each Lender party hereto shall be deemed to be confirmation by the Administrative Agent and each such Lender that any condition set forth in this Paragraph 2 relating to the satisfaction or reasonable satisfaction of the Administrative Agent and/or each such Lender with any documentation required under this Paragraph 2 has been satisfied as to the Administrative Agent and each such Lender. The effective date of this Consent is January 18, 2016.

3.           Representations and Warranties. The Parent, on behalf of itself and each of the other Borrowers, represents and warrants and covenants to the Lenders and the Administrative Agent as follows:

(a)           The representations and warranties contained in Article V of the Credit Agreement and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case are true and correct in such respects as of such earlier date. For purposes of this Paragraph 3(a), the representations and warranties contained in Section 5.04(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.04(a) and (b), as applicable, of the Credit Agreement.

(b)           After giving effect to this Consent, no Default or Event of Default under the Credit Agreement has occurred or will be continuing.

(c)           The Parent’s Board of Directors has received the opinion referred to in Section 3.18 of the Merger Agreement with respect to the Exchange Ratio (as defined in the Merger Agreement).

(d)           No consent to or approval of the execution and delivery of the Merger Agreement is required under (i) any other Indebtedness for borrowed money of the Borrowers or (ii) under any other material agreement of the Borrowers where the failure to obtain such consent or approval under such other material agreement would reasonably be expected to result in a Material Adverse Effect.

4.           No Implied Waiver. Except as expressly set forth in this Consent, this Consent shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the Loan Documents, all of which shall continue in full force and effect. Nothing in this Consent shall be construed to imply any willingness on the part of the Administrative Agent or the Lenders to grant any similar or future consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

5.           Counterparts; Governing Law. This Consent may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Sections 10.14 and 10.15 of the Credit Agreement shall apply to this Consent, mutatis mutandis. This Consent, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

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IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have duly executed this Consent as of the day and year first above written.

PARENT:

WASTE CONNECTIONS, INC., on behalf of itself and each of the other Borrowers

By: /s/ Worthing Jackman
Name:	Worthing Jackman
Title:	Authorized Signatory of the Parent and each of the other Borrowers

Signature Page to Consent – January 2016

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Michael Contreras
Name:	Michael Contreras
Title:	Vice President

Signature Page to Consent – January 2016

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:	/s/ Michael Contreras
	Name:	Michael Contreras
	Title:	Vice President

Signature Page to Consent – January 2016

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ John Kushnerick
	Name:	John Kushnerick
	Title:	Executive Director

Signature Page to Consent – January 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Felix Miranda
	Name:	Felix Miranda
	Title:	Senior Vice President

Signature Page to Consent – January 2016

MUFG Union Bank, N.A. as a Lender

By:	/s/ Justin Brauer
	Name:	Justin Brauer
	Title:	Director

Signature Page to Consent – January 2016

Citizens Bank, N.A, as a Lender

By:	/s/ Jason Upham
	Name:	Jason Upham
	Title:	Assistant Vice President

Signature Page to Consent – January 2016

ZB, N.A. dba, Amegy Bank, as a Lender

By:	/s/ Kelly Nash
	Name:	Kelly Nash
	Title:	Vice President

Signature Page to Consent – January 2016

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kara P. Van Duzee
	Name:	Kara P. Van Duzee
	Title:	Vice President

Signature Page to Consent – January 2016

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tad L. Stainbrook
	Name:	Tad L. Stainbrook
	Title:	Vice President

Signature Page to Consent – January 2016

CoBank, ACB, as a Lender

By:	/s/ Bryan Ervin
	Name:	Bryan Ervin
	Title:	ssistant Vice President

Signature Page to Consent – January 2016

Branch Banking & Trust Company, as a Lender

By:	/s/ Matt McCain
	Name:	Matt McCain
	Title:	Senior Vice President

Signature Page to Consent – January 2016

Compass Bank d/b/a BBCA Compass, as a Lender

By:	/s/ Raj Nambiar
	Name:	Raj Nambiar
	Title:	Sr. Vice President

Signature Page to Consent – January 2016

PNC Bank, National Association, as a Lender

By:	/s/ Philip K. Liebscher
	Name:	Philip K. Liebscher
	Title:	Senior Vice President

Signature Page to Consent – January 2016

Exhibit A

Joinder Subsidiaries

IESI-BFC Holdings Inc.

BFI Canada Inc.

IESI Corporation

Exhibit B

Platinum Indebtedness to be Repaid

Indebtedness pursuant to that certain Amended and Restated Credit Agreement dated as of June 30, 2015 among Platinum Corp., as the Borrower, certain subsidiaries of Platinum Corp., as the Guarantors, Bank of America, N.A., acting through its Canada Branch, as the Global Agent, Canadian Collateral Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A., as U.S. Collateral Agent and the lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time).